LEASE

     This Lease Agreement made and entered into this 17th day of July, 1990, effective as of March 31, 1990, between MEDICORE, INC., a Florida corpora-tion with offices at 2201 West 76th Street, Hialeah, Florida 33016, here-inafter called "Lessor" and TECHDYNE, INC., a Florida corporation, with offices at 2230 West 77th Street, Hialeah, Florida 33016, hereinafter called "Lessee."

     1.   Leased Premises.  Lessor hereby leases to Lessee, and Lessee
          ---------------
hereby leases from Lessor the following properties situated and being in the City of Hialeah, County of Dade, State of Florida: (a) described as that approximately 13,000 square feet comprising all of the space in the building located at 2230 West 77th Street, Hialeah, Florida 33016 used for offices and manufacturing and (b) described as that approximately 10,000 square feet comprising all of the space in the building located at 2200 West 77th Street, Hialeah, Florida 33016 used for a warehouse. The two properties described in (a) and (b) are hereinafter collectively referred to as "Leased Premises."

     2.   Term.  The term of this lease shall be for five (5) years,
          ----
commencing April 1, 1990 and ending March 31, 1995 ("Lease Term").

     3.   Rent.
          ----

          A. The Lessee shall pay to the Lessor as rent for the Leased Premises during the term of this Lease the sum of One Hundred Thirty Thousand ($130,000) Dollars per annum or Ten Thousand Eight Hundred Thirty-three and 34/100 ($10,833.34) Dollars per month, plus Florida sales tax, said rental to be paid in advance on the first day of each month during the Lease Term. Late payments shall be subject to a ten (10%) percent late charge per month subject to paragraph 17B. Payments, when received by Lessor, shall be applied first to late charges, if any, and then delinquent rents.

          B. Lessee further agrees to pay as additional rent all real estate taxes, assessments for local, district and special district improvements that may be assessed against or become a lien upon the Leased Premises or any part thereof by virtue of any present or future law or regulation of any governmental authority, the utility charges for water, gas, fuel, oil and electricity consumed on the Leased Premises, and insurance premiums respecting the Leased Premises. It is the intention of the Lessor and the Lessee that the rent herein specified shall be net, net to the Lessor in each year during the Lease Term; provided, however, that the Lessee shall be under no obligation to make any payments on any mortgage encumbering the Leased Premises, any franchise, inheritance or income taxes which are or may become payable by or which may be imposed against the Lessor, except to the extent Lessor and Lessee based on their relationship file consolidated returns, then Lessee shall be responsible for such income taxes attributable to it, or against any rents payable hereunder or any gift, inheritance, transfer, estate or succession tax by reason of any present or future law which may be enacted during the Lease Term or any renewal thereof. Payment of the real estate taxes, as part of the additional rent under this Lease, shall be made within fifteen (15) days after the receipt of the invoice for the same by Lessee.

          C. All payments to be made to the Lessor as set forth herein shall be made at the address of Lessor as set forth in paragraph 25 hereunder or at such other place and to such other person as the Lessor may from time to time designate in writing.

     4.   Use of Premises.  The Leased Premises shall be used and occupied
          ---------------
by the Lessee for the operation of a light manufacturing facility, offices and warehousing or for any other lawful use, which as to the latter is subject to the consent of the Lessor. The Lessee hereby covenants and agrees to comply with all the rules and regulations of the Board of Fire Underwriters, Officers or Boards of the City, County or State having jurisdiction over the Leased Premises, and with all ordinances and regu-lations of governmental authorities wherein the Leased Premises are located, at Lessee's sole cost and expense. Lessee, at its sole expense, shall obtain all licenses or permits which may be required for the conduct of its business within the terms of this Lease.

     5.   Option to Extend.  Provided that the Lessee is not in default
          ----------------
of the Lease, the Lessee shall have the option to extend the Lease for an additional period of five (5) years on the same terms and conditions provided in the Lease at an additional rental to that required during the Lease Term to be negotiated between the parties.

     The option to extend granted herein shall be exercisable by the Lessee notifying Lessor in writing no less than three (3) nor more than five (5) months prior to the expiration of the original Lease Term that the Lessee wishes to exercise the option to extend the Lease Term.

     6.   Alterations.  During the Lease Term, Lessee may, at its own
          -----------
expense make such alterations, improvements, additions, and changes to the Leased Premises as it may deem necessary or expedient for its opera-tions; provided, Lessee first obtains the prior written consent of the Lessor, and provided further that Lessee, subject to paragraph 8 of this Lease, shall not tear down or materially demolish any of the improvements on the Leased Premises, or make any material change or alteration in such improvements which, when completed, would substantially diminish the value of the Leased Premises. Lessee shall not make any change in or alteration to the Leased Premises which would violate the terms of any policy of insurance in force with respect to the Leased Premises.

     7.   Covenant Against Liens.  It is expressly covenanted and agreed
          ----------------------
by and between the parties that nothing in this Lease shall authorize Lessee to. do any act which shall in any way encumber the title of the Lessor in and to said Leased Premises, nor shall the interest or estate of the Lessor therein be in any way subject to any claim by way of lien or encumbrance, whether claimed by operation of law or by virtue of any express or implied contract, by said Lessee. Lessee covenants and agrees to keep the Leased

Premises free and clear of any and all claims for mechanics' and material-men's liens and other liens caused to be imposed on the Leased Premises by acts of the Lessee, and to save and hold harmless the Lessor against losses or damages resulting from any and all such claims. Lessee shall have the right at all times and at its own expense to contest and defend on behalf of Lessor and Lessee, any action invoking such claims or liens.

     8.   Reversion of Improvements to Lessors.  During the Lease Term and
          ------------------------------------
any renewals thereof and upon the expiration thereof, improvements made upon the Leased Premises by Lessee shall be the property of Lessor, except any improvements constructed by Lessee that may be removed without any damage to the Leased Premises. Further, Lessee shall have the right and privilege of erecting, installing or placing equipment or other fixtures in the Leased Premises and shall further have the right and privilege of removing all personal property, including but not limited to removable furniture, trade fixtures, machines and other equipment installed at the Leased Premises at the expiration or termination of the Lease.

     9.   Insurance.  Lessee shall, at Lessee's cost and expense, for the
          ---------
mutual benefit of the Lessor and Lessee, carry comprehensive general liability insurance including personal injury occurring upon, in or about the Leased Premises, such insurance to afford protection in the amount of One Million ($1,000,000) Dollars combined single limit, said policy to name the Lessor as an addi-tional insured and shall provide for thirty (30) days notice to Lessor prior to any cancellation of such policies.

     Lessee shall, at its own cost and expense, keep the Leased Premises insured against loss or damage by fire or other casualty, including vandalism, malicious mischief and sprinkler leakage, insured against under the usual extended coverage endorsement available in the State of Florida by insurance policies equal to at least the replacement cost of the Leased Premises; and, in addition to and not limited to the foregoing, carry such fire and other usual and available insurance and in such amounts up to the amount of any mortgage then existing on the Leased Premises as may from time to time be required by the holders of any mortgage or mortgages on the fee, or leasehold, including but not by way of limitation, extended coverage if required by such holders.

     All insurance carried by Lessee as required by this paragraph 9 shall be carried in favor of Lessor and Lessee, as their respective interests may appear, and shall, whenever appropriate, and if requested by Lessor, include the interest of the holders of any mortgages on the fee or leasehold. Such insurance shall be in such form and issued by such companies as shall be satisfactory to any institutional mortgagee of the Leased Premises.

     Lessee shall procure policies for all insurance required by this paragraph 9 for periods of not less than one year and shall deliver to Lessor such policies with evidence of the payment of premiums thereon and shall procure renewals thereof from time to time at least ten days before the expiration thereof.

     If Lessee shall fail to pay the premiums or obtain renewals for such policies as they come due, Lessor may pay such premiums or obtain such renewals and charge the cost thereof to Lessee as additional rent, which shall be paid to Lessor on the next rent day. Lessee shall furnish to Lessor certificates evidencing such policies prior to taking possession of the Leased Premises.

     10.  Liability.  Lessor is to be free from all liability and claim for
          ---------
damages by reason of any injury to any person or persons, Including Lessee, or property of any kind whatsoever, and to whomsoever belonging arising from injury wholly or in party by any act or omission of the Lessee, its employees, customers or invitees occurring on the Leased Premises, during the Lease Term or any extension thereof. Lessee covenants and agrees to defend, indemnify and save harmless Lessor from all such liability, loss, costs and obligations on account of or arising out of any injuries or losses, however occurring, arising from any act or omission of the Lessee and as contemplated by this paragraph 10. In the event of the failure of the Lessee to so defend, Lessor may, at the cost and expense of Lessee, and upon prior twenty (20) days written notice to Lessee, defend any and all suits or actions for which Lessor is named and Lessee has liability as contemplated in this paragraph 10, and Lessee will satisfy and pay any and all judgments that may be recovered against Lessor in such actions as contemplated herein.

     11.  Maintenance and Repair.
          ----------------------
          A. Lessor, at its own expense, shall be responsible for the good condition and for all maintenance and repair of the exterior structure and foundation of the Leased Premises, including but not limited to landscaping, paving and structural components so that the same shall be kept in good and substantial repair and condition, but exclusive of the roof, which shall be the responsibility of the Lessee. Lessor further warrants that the building will be properly maintained; provided Lessee shall be responsible for, at its cost and expense, the maintenance and repair of all heating, ventilating, air conditioning, plumbing, security and electrical systems of and servicing the Leased Premises. Lessor agrees to cause to have furnished to the Leased Premises, gas, water, electricity and other utilities suitable for the intended use for light manufacturing, general offices, and warehousing, provided that Lessor shall not be responsible for any interruption of such services caused by any utility company or governmental regulatory agency supplying the same or any events beyond its control.

     B. Lessee shall be responsible for removal of trash and garbage, janitorial services and cleaning the parking lot. All utility charges for the Leased Premises shall be the responsibility of the Lessee.

     Lessee shall be responsible, at its own expense, to keep, repair and maintain all other portions of the Leased Premises, other than the exterior structure and foundation, in good and sanitary order, condition and repair, reasonable wear and tear and damage by accidental fire or other casualty excepted.

          C. No waste, damage or injury to the Leased Premises shall be committed, and at the end of the Lease Term, the Leased Premises shall be restored to the same condition in which it was at the commencement of the Lease Term, and the cost of said restoration shall be paid by Lessee, which cost shall be treated as additional rent due and owing under the terms of this Lease. This paragraph is subject to the exceptions of ordinary wear and tear and unavoidable damage by fire, elements, casualty, or other cause or happening not due to Lessee's negligence.

     12.  Signs.  Lessee shall have the right to place such business signs,
          -----
whether electric or other artistic signs, upon or within the Leased Premises, provided, however, that the Lessee shall comply in all respects with any governmental agency orders, regulations or ordinances with respect to the placement of all of said signs.

     13.  Subleasing and Assignment.  The Lessee shall not assign this
          -------------------------
Lease, nor sublet the Leased Premises or any part thereof, nor permit anyone other that Lessee to occupy the Leased Premises or any part thereof, except with the prior written approval of the Lessor. Lessee may sublet all or a portion of the Leased Premises to a wholly-owned subsidiary or division of the Lessee. In the event of any assignment or subletting or other occupancy through and by the Lessee, then Lessee shall remain liable to the Lessor for the performance of all obligations imposed on Lessee hereunder.

     14.  Casualty.  If the Leased Premises are damaged by fire, earth-
          --------
quake or other casualty other than caused by the acts or omissions of the Lessee or Lessee's employees, agents, invitees, or customers, to the extent that the ordinary business of the Lessee cannot reasonably be conducted therein and if such damage cannot be or is not within reasonable diligence, repaired by the Lessor within ninety (90) days from the happening of the injury, then either Lessor or Lessee shall have the option of terminating this Lease by written notice delivered to the other party within thirty (30) days following the happening of said injury.
If either Lessor or Lessee elects to terminate this Lease as aforesaid, Lessee shall immediately vacate and surrender possession of the Leased Premises to Lessor; provided, however, that if the Lessor elects to terminate the Lease and damage to the Leased Premises is not in excess of twenty-five (25%) percent, Lessee has the option to make repairs and deduct costs of such repairs from rental payments or otherwise be reimbursed by the Lessor for such repairs and Lessee shall not have to vacate the Leased Premises. If neither Lessee nor Lessor elects to terminate this Lease, or if the Leased Premises are not damaged to the extent that the damage unreasonably interferes with the conduct of the Lessee's ordinary business, Lessor shall proceed with said repairs with all reasonable diligence. If the damage and repairs to the Leased Premises do not unreasonably interfere with the business being conducted by the Lessee, there shall be no reduction in rent. In all other events, the rent shall be proportionately abated to the degree that

Lessee's use of the Leased Premises is impaired by the damages to the Leased Premises. Should the damage to the Leased Premises be so extensive as to render the Leased Premises untenable and both parties elect not to terminate the lease then, rent payments hereunder shall cease until the Leased Premises shall be repaired by the Lessor. Nothing in this Lease shall make Lessor liable for any compensation or damage, by reason of such interruption of Lessee's business through any such casualty, destruction or damage or arising from the necessity of repairing any portion of the Leased Premises affected by such damage.

     Proceeds from insurance on the building in which the Leased Premises are situated and for improvements and betterments in the Leased Premises shall be paid to the Lessor upon the occurrence of any loss for repair of the Leased Premises or if this Lease is terminated in accordance with the terms of this paragraph 14, shall be used for whatever purpose the Lessor shall determine except that, if the damage to the Leased Premises is not in excess of twenty-five (25%) percent, and the Lessee elects to make the repairs, the insurance proceeds attributable to those repairs shall be paid to the Lessee for payment of all such repairs. In addition, that portion of the insurance proceeds specifically attributable to the personal property and fixtures belonging to the Lessee shall be paid to the Lessee.

     No losses shall be adjusted without the approval of Lessor.

     15.  Condemnation.  If any part of the Leased Premises should be taken
          ------------
or condemned for a public or quasi-public use, and a part thereof remains which is susceptible for the use intended hereunder, this Lease shall, as to the part so taken, terminate as of the date title shall vest in the condemnor, and the rent payable hereunder shall be adjusted so that the Lessee shall be required to pay for the remainder of the Lease Term only such portion of such rent as the value of the part remaining after the condemnation bears to the value of the entire Leased Premises at the date of condemnation. If all the Leased Premises, or such part thereof be taken or condemned so that there does not remain a portion susceptible for occupation hereunder, this Lease shall thereupon terminate. Whether or not a portion of the Leased Premises is susceptible for the use intended shall be determined by arbitration if the parties cannot otherwise agree on said portion. If a part or all of the Leased Premises be taken or condemned, all compensation awarded upon such condemnation or taking, shall go to the Lessor and the Lessee shall have no claim thereto.

     16.  Ingress and Egress.  The Lessee, its agents, employees, invitees
          ------------------
and customers shall have the rights of ingress and egress to and from the Leased Premises including but not limited to ingress and egress over the streets, alleys, sidewalks, driveways or public ways adjoining or common areas within the building in which the Leased Premises are located.

     17.  Default of Lessee.
          -----------------

          A. If default is made by Lessee in the observance, or per-formance of any of the provisions, terms or conditions hereof other than provisions providing for the payment of rents, and such default shall continue for thirty (30) days after written demand for performance specifying the nature of the default claimed, given by Lessor to Lessee, or should Lessee abandon the Leased Premises or any part thereof, then, at its option, Lessor, its successors or assigns, may, without notice or process of law, re-enter and take possession of the Leased Premises and remove all persons and all Lessee's property therefrom, and, if necessary, place Lessee's personal property in storage at the expense and risk of Lessee; and to seek enforcement by suit of the provisions hereof on the part of the Lessee required to be kept or performed. Lessee shall not be deemed in default if said default cannot with due diligence be cured within the aforementioned thirty (30) day period and prior to the expiration of such thirty (30) days, Lessee commences to eliminate the cause of such default and proceeds diligently and with reasonable dispatch to take all steps and do all things required to cure such default and does so cure such default within a reasonable time thereafter.

          B. In case the Lessee shall fail to pay when due any rent or other money coming due to Lessor hereunder, the Lessor shall have the right after five (5) days written notice of such default, to terminate this Lease to the same extent and with all legal incidents as though the Lease Term had expired by efflux of time, except that the Lessee shall have the right to reinstate said Lease by payment in full of all rents and monies due and owing within said five
(5) day period; and if Lessee fails to cure said default, it shall be lawful for the Lessor or its agents, to re-enter the Leased Premises and repossess itself of said Leased Premises as of its original estate, and the Lessor may have any other remedies available to it either in equity or at law.

          C. No re-entry upon the Leased Premises by the Lessor shall be construed as an election on its part to terminate this Lease unless written notice of such intention is given to the Lessee.

          D. No receipt of monies by Lessor f from Lessee, after the termination for any cause of this Lease shall reinstate, continue or extend the terms of this Lease, it being agreed that, after the commence-ment of a suit or after final judgment for possession of the Leased Premises, the payment of any monies shall not waive or affect said suit or judgment, except by mutual written agreement between Lessor and Lessee.

     18.  Default of Lessor.  In the event of a default under the terms of
          -----------------
this Lease on the part of the Lessor, the Lessee shall notify the Lessor in writing of said default and the Lessor shall have thirty (30) days to cure or commence to cure said default; provided that if the nature of the default is such that it cannot be reasonably cured within thirty (30) days, Lessor shall not be deemed to be in default if it shall commence performance within said thirty (30) day period and by diligently proceeding to so cure the default thereafter. If the Lessor shall not cure or commence to cure the said default within the thirty (30) day period, the Lessee has the option to either terminate this Lease and vacate the Leased Premises immediately without any further liability under the Lease and take whatever other remedies, either at law or equity, that may be available to it upon such default, or cure the default and deduct costs and expenses from rental payments and/or otherwise be reimbursed by the Lessor for such cure.

     19.  Termination if Legal Proceedings Filed.  If Lessee shall at any
          --------------------------------------
time during the term of this Lease be or become insolvent or if Lessee shall be adjudged bankrupt, or if any sheriff, marshal, constable or other officer takes possession of substantially all of Lessee's property by virtue of any execution or attachment, or if a receiver or trustee shall be appointed for substantially all of Lessee's property, and in the event any of the happenings herein set forth occur and shall not be released, stayed, bonded, insured, satisfied or vacated within sixty (60) days after the occurrence of any of the events herein set forth, then and in each of said cases, Lessee shall be deemed in default hereunder and it shall and may be lawful for the Lessor, at Lessor's election, to enter into and upon the Leased Premises, or any part thereof, and to have, hold, possess and enjoy the Leased Premises, and this Lease may thereupon be terminated, at Lessor's option. Lessor may, however, take possession without electing to terminate this Lease, and in any of the above events, Lessor shall have accorded to Lessor all rights under this Lease or pursuant to law for Lessee's default.

     20.  Remedies Cumulative-Waiver Not To Be Inferred.
          ---------------------------------------------

          A. No remedy herein or otherwise conferred upon or reserved to the Lessor or Lessee shall be considered exclusive of any other remedy, but the same shall be cumulative and shall be in addition to every other remedy given hereunder, or now or hereafter existing at law or in equity or by statute; and every power and remedy given by this Lease to the Lessor or the Lessee may be exercised from time to time and as often as occasion may arise or as may be deemed expedient.

          B. No waiver of any breach of any of the covenants of this Lease shall be construed, taken or held to be a waiver of any other breach, or waiver of, acquiescence in, or consent to any further or succeeding breach of the same covenant.

     21.  Quiet Enioyment.  Lessor warrants that the Lessee, upon payment of
          ---------------
the rents herein reserved and upon the performance of all the terms of this Lease shall at all times during the Lease Term and during any extension or renewal term, quietly and peaceably have, hold, occupy, enjoy and use the Leased Premises without interruption by or disturbance from Lessor.

     22.  Right of Re-Entry.  The Lessor, or any of its agents, employees
          -----------------
or representatives, shall have the right upon reasonable notice to the Lessee, to enter the Leased Premises during reasonable hours and without interfering with the Lessee's operations, to exhibit the Leased Premises or to put or keep upon the doors or windows of the Leased Premises a notice "For Rent" at any time within ninety (90) days before the expiration of the Lease Term or any renewal thereof, or to determine whether Lessee is complying with the terms of this Lease.

     23.  Surrender of Premises Upon Expiration of Term.  Upon the expira-
          ---------------------------------------------
tion of the Lease Term, or its earlier termination in accordance with the terms and conditions hereof, and subject to paragraphs 8 and 11C, the Lessee will forthwith surrender and deliver the said Leased Premises to the Lessor in good order, reasonable use, ordinary decay, wear and tear and damage by fire or other unavoidable casualty excepted.

     24.  Subordination.  The rights and interests of Lessee under this
          -------------
Lease shall be subject and subordinate to any mortgage that may be placed upon the Leased Premises and to any and all advances to be made thereunder, and to the interest thereon, and all renewals, replacements, and extensions thereof. Whether this Lease is dated prior to or subsequent to the date of said mortgage, Lessee shall execute and deliver whatever instruments may be required for such purposes and in the event Lessee fails to do so within ten (10) days after demand in writing, Lessee does hereby make, constitute and irrevocably appoint Lessor as its attorney-in fact and in its name, place and stead so to do. Lessor may assign its interest in this Lease or any part thereof, and such assignee shall thereupon be deemed Lessor hereunder.

     25.  Notice.  In every case where, under any of the provisions of
          ------
this Lease, or in the opinion of either the Lessor or Lessee, or other-wise, it shall or may become necessary or desirable to make, give, serve or deliver any declaration, demand or notice of any kind or character, or for any purpose whatsoever, it shall be sufficient to send or cause to be sent a copy of any such declaration, demand or notice by United States registered or certified mail, return receipt requested, postage prepaid, properly addressed to the Lessor at 2201 West 76th Street, Hialeah, Florida 33016 and to the Lessee at 2230 West 77th Street, Hialeah, Florida 33016, or at such other address as either party may hereafter furnish to the other party, in writing, for the declared and express purpose of receiving notices.

     26.  Amendment.  No provision of this Lease may be amended or added to
          ---------
except by an agreement in writing signed by the parties or their respective successors in interest.

     27.  Binding on Successors.  This Lease shall be binding upon the
          ---------------------
Lessor and Lessee and their respective assigns, successors, heirs, administrators, legal or personal representatives or executors, as the case may be.

     28.  Space Preparation.  It is clearly understood that the Leased
          -----------------
Premises shall be leased by the Lessee on an "as is" basis and that Lessee presently occupies the Leased Premises.

     29.  Governing Law.  The Lease shall be governed by and construed
          -------------
pursuant to the laws of the State of Florida.

     30.  Hold Over.  If the Lessee shall occupy the Leased Premises with
          ---------
or without the consent of the Lessor, after the expiration of the Lease Term and any renewal thereof, and the rent is accepted from the Lessee, such occupancy and payment shall be construed as an extension of this Lease for the term of one year only from the date of such expiration, and occupation, thereafter shall operate to extend the Lease from year to year under the terms hereof, unless other terms of such occupancy are endorsed herein or hereon in writing and signed by the parties.

     IN WITNESS WHEREOF, the parties have hereunto set their hands and seals as of the day and year first above written.

                                MEDICORE, INC., Lessor

                                By /s/ Thomas K. Langbein
                                  -------------------------------
                                 	THOMAS K. IANGBEIN, President

                                TECHDYNE, INC., Lessee

                                By /s/ Barry Pardon
                                  -------------------------------
                                  	BARRY PARDON, Executive Vice
                                  	President